UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019 (October 30, 2019)

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11-F, Building #12, Sunking Plaza, Gaojiao Road Hangzhou, Zhejiang, People’s Republic of China	311122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (86) 010-53607082

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	GTEC	The NASDAQ Stock Market LLC

Warrants to purchase one-half of one ordinary share	GTECW	The NASDAQ Stock Market LLC

Explanatory Note

This Amendment No. 1 (the “Amended Report”) to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 30, 2019 (the “Original Report”) is being filed voluntarily to include (1) the unaudited financial statements for Zhongchai Holding (Hong Kong) Limited for the interim period ended September 30, 2019, (2) the Management’s discussion and analysis of financial condition and results of operations for the same period, and (3) the unaudited pro forma condensed combined financial information of the Company as of September 30, 2019.

Except for the foregoing amended information, this Amended Report continues to describe conditions as of the date of the Original Report and the disclosures contained herein. It does not reflect events occurring after October 30, 2019, nor does it modify or update those disclosures presented therein, except with regard to the modifications described in this Explanatory Note. As such, this Amended Report continues to speak as of October 30, 2019. Accordingly, this Amended Report should be read in conjunction with the Original Report and our other reports filed with the SEC subsequent to the filing of our Original Report, including any amendments to those filings.

TABLE OF CONTENTS

		Page No.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS		1

Item 9.01.	Financial Statements and Exhibits.	2

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Amended Report contains forward-looking statements. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in the Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	Market acceptance of our products and services;

●	Competition from existing products or new products that may emerge;

●	The implementation of our business model and strategic plans for our business and our products;

●	Estimates of our future revenue, expenses, capital requirements and our need for financing;

●	Our financial performance;

●	Current and future government regulations;

●	Developments relating to our competitors; and

●	Other risks and uncertainties, including those listed under the section title “Risk Factors” in the Original Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read the Amended Report in conjunction with the Original Report, our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

Item 9.01.	Financial Statements and Exhibits.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ZHONGCHAI HOLDING

You should read the following discussion of Zhongchai Holding’s financial condition and results of operations in conjunction with its consolidated financial statements and the related notes included elsewhere in this report. The discussion in this statement contains forward-looking statements that involve risks and uncertainties, such as statements of Zhongchai Holding’s plans, objectives, expectations and intentions. The cautionary statements made in this report should be read as applying to all related forward-looking statements wherever they appear in this report. Zhongchai Holding’s actual results could differ materially from those discussed in these forward-looking statements. As a result of many factors, including those factors set forth in the “Risk Factors” section of our Definitive Proxy Statement filed on September 26, 2019, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Zhongchai Holding, through its subsidiaries, is:

●	a leading developer and manufacturer of traditional transmission products for material handling machineries in China; and

●	a developer of a robotic cargo carrier prototype expected to be available for commercial use in the near future in China.

Zhongchai Holding’s transmission products are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfillment centers, shipyards and seaports. Forklifts play an important role in logistics systems of many enterprises across different industries in China and globally. Generally, the industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery and automobile industries.

Zhongchai Holding has experienced increased demand for forklifts in the manufacturing and logistics industries in the PRC, as revenues increased from approximately $49.1 million in 2017 to approximately $60.2 million in 2018, albeit with declined revenue of approximately $40.5 million in the nine months ended September 30 compared with approximately $48 million in the same period of 2018, primarily due to reduction in production. Based on revenue of the nine months ended September 30, 2019 and 2018, Zhongchai Holding believes that it is one of the major developers and manufacturers of transmission products for small and medium-sized forklift trucks in China.

Zhongchai Holding’s transmission products are used in 1-ton to 15-ton forklift trucks, some with mechanical shift and some with automatic shift. Zhongchai Holding sells these transmission products directly to forklift truck manufacturers. In the nine months ended September 30, 2019 and 2018, Zhongchai Holding sold, in the aggregate, more than 61,891 and 73,503 sets of transmission products, respectively, to over 100 forklift manufacturers in China.

Results of Operations

(a) For the three months ended September 30, 2019 and 2018

Overview

	For the Three Months Ended September 30,
	2019	2018	change	Variance
	(Unaudited)
Revenues	$11,951,535	$11,963,165	$(11,630)	(0.1)%
Cost of Goods Sold	9,949,895	9,379,348	570,547	6.1%
Gross Profit	2,001,640	2,583,817	(582,177)	(22.5)%
Selling expenses	180,252	122,994	57,258	46.6%
General and administrative expenses	363,353	76,365	286,988	375.8%
Research and development expenses	450,111	763,614	(313,503)	(41.1)%
Total Operating Expenses	993,716	962,973	30,743	3.2%
Income (loss) from operations	1,007,924	1,620,844	(612,920)	-37.8%
Interest income	7,547	2,946	4,601	156.2%
Interest expenses, net	(415,203)	(242,373)	(172,830)	71.3%
Other income (expense)	(310,454)	487,914	(798,368)	(163.6)%
Income (loss) before income tax	289,814	1,869,331	(1,579,517)	(84.5)%
Income tax	47,784	211,610	(163,826)	-77.4%
Net income (loss)	242,030	1,657,721	(1,415,691)	(85.4)%

Components of Results of Operations

	Three Months ended September 30,
Component of Results of Operations	2019	2018
	(Unaudited)
Revenues	11,951,535	11,963,165
Cost of Goods Sold	9,949,895	9,379,348
Gross Profit	2,001,640	2,583,817
Operating Expenses	993,716	962,973
Net Income	242,030	1,657,721

Revenues

Zhongchai Holding’s revenues decreased by approximately $ 0.01 million, or approximately 0.1%, to approximately $11.95 million for the three months ended September 30, 2019, compared to approximately $11.96 million for the three months ended September 30, 2018. The decrease was primarily attributable to the shortage of production capacity due to the moving process into new factory in Meizhou, Zhejiang, China. The new factory was fully completed by the end of April, 2019 and the company started in June to settle into the new factory, which caused production reduction in the second quarter. The company has fully settled into the new factory by the end of Oct. 2019.

Cost of Goods Sold

Zhongchai Holding’s cost of goods sold consists primarily of material costs, freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs, wages, employee compensation, amortization, depreciation and related costs, which are directly attributable to the production of products. Write-down of inventory by using NRV impairment test is also recorded in cost of goods sold. The total cost of goods sold increased by approximately $ 0.57 million, or approximately 6.1%, to approximately $9.95million for the three months ended September 30, 2019, compared to approximately $ 9.38 million for the three months ended September 30, 2018. Cost of goods sold increased due to increasing price of raw material.

Gross Profit

Zhongchai Holding’s gross profit decreased by approximately $0.58million, or 22.5%, to approximately $2 million for the three months ended September 30, 2019, from approximately $2.58 million for the three months ended September 30, 2018. For the three months ended September 30, 2019 and 2018, Zhongchai Holding’s gross margin was approximately 16.7% and 21.6%, respectively. The decrease of gross margin was primarily due to the increase in the price of certain raw materials and labor costs.

Operating Expense

Zhongchai Holding’s operating expenses consist of selling expenses, general and administrative expenses and research and development expenses

Selling Expense

Selling expenses mainly include operating expenses such as sales staff payroll, traveling expenses and transportation expenses. Selling expenses just increased by $0.06 million, or 46.6%, to approximately $0.18 million for the three months ended September 30, 2019, as compared to approximately $0.12 million for the three months ended September 30, 2018.

General and Administrative Expenses

General and administrative expenses include management and office staff salaries and employee benefits, deprecation for office facility and office furniture and equipment, travel and entertainment, legal and accounting, consulting fees and other office expenses. General and administrative expenses increased by approximately $0.29 million, or approximately 375.8%, to approximately $0.36 million for the three months ended September 30, 2019, as compared to approximately $0.08 million for the three months ended September 30, 2018. The increase of general and administrative was primarily due to Zhongchai Holding’s legal and audit fee occurred in this period.

Research and Development Expenses

Research and development (“R&D”) expenses consist of R&D personnel compensation, costs of materials used in R&D projects, and depreciation costs for research-related equipment. R&D expenses decreased by approximately $0.31 million, or 41.1%, to approximately $0.45 million for the three months ended September 30, 2019, as compared to approximately $0.76 million for the three months ended September 30, 2018. The decrease of R&D expenses was primarily due to the company starting to settle into the new facility in June, caused the decreasing activities on R&D.

Income from Operations

As a result of the foregoing, income from operations for the three months ended September 30, 2019 was approximately $1.01 million, a decrease of approximately $0.61 million from the income from operations of approximately $1.62 million for the three months ended September 30, 2018.

Interest Income and Interest Expenses

Zhongchai Holding’s interest income was approximately $7,547 for the three months ended September 30, 2019, an increase of approximately $4,601, or 156.2%, as compared to approximately $2,946 for the three months ended September 30, 2018. The increase in interest income was primarily due to increase in interest   income from bank deposits.

Zhongchai Holding’s interest expenses was approximately $(0.42) million for the three months ended September 30, 2019, an increase of approximately $0.17 million, or 71.3%, as compared to approximately $(0.24)million for the three months ended September 30, 2018. The increase was primarily due to new interest expenses from a “sale and leaseback” arrangement started in early 2019.

Other Income

Zhongchai Holding’s other income was approximately $(0.31) million for the three months ended September 30, 2019, a decrease of approximately $0.8 million, or 163.6%, as compared to approximately $0.49 million for the three months ended September 30, 2018. The decrease was primarily due to the loss on disposal of a few machineries.

Income Taxes

Zhongchai Holding’s income tax was approximately $0.05 million for the three months ended September 30, 2019, compared to approximately $0.21 million for the three months ended September 30, 2018. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. However, Zhongchai Holding obtained the “high-tech enterprise” tax status in November 2016, which reduced its statutory income tax rate to 15%.

Zhongchai Holding is registered in the Hong Kong Special Administrative Region of the People’s Republic of China and is subject to 16.5% income tax for locally earned income, but is exempt from income tax for income or gains earned outside of Hong Kong. Zhongchai Holding had no sales revenue in Hong Kong for the three months ended September 30, 2019 and 2018.

Net Income (Loss)

As a result of the foregoing, net income decreased by approximately $1. 42million, to approximately $0.24 million for the three months ended September 30, 2019, from an income of approximately $1.66 million for the three months ended September 30, 2018.

(b) For the nine months ended September 30, 2019 and 2018

Overview

	For the Nine Months Ended September 30,
	2019	2018	change	Variance
	(Unaudited)
Revenues	$40,502,305	$47,968,726	$(7,466,421)	(15.6)%
Cost of Goods Sold	31,875,891	36,135,428	(4,259,537)	(11.8)%
Gross Profit	8,626,414	11,833,298	(3,206,884)	(27.1)%
Selling expenses	778,348	718,922	59,426	8.3%
General and administrative expenses	1,253,646	1,346,928	(93,282)	(6.9)%
Research and development expenses	1,600,890	1,954,090	(353,200)	(18.1)%
Total Operating Expenses	3,632,884	4,019,940	(387,056)	(9.6)%
Income (loss) from operations	4,993,530	7,813,358	(2,819,828)	(36.1)%
Interest income	20,640	18,160	2,480	13.7%
Interest expenses, net	(1,292,746)	(1,073,447)	(219,299)	20.4%
Other income (expense)	151,593	780,663	(629,070)	(80.6)%
Income (loss) before income tax	3,873,017	7,538,734	(3,665,717)	(48.6)%
Income tax	624,735	1,195,661	(570,926)	(47.7)%
Net income (loss)	3,248,282	6,343,073	(3,094,791)	(48.8)%

Components of Results of Operations

	Nine Months ended September 30,
Component of Results of Operations	2019	2018
	(Unaudited)
Revenues	$40,502,305	$47,968,726
Cost of Goods Sold	31,875,891	36,135,428
Gross Profit	8,626,414	11,833,298
Operating Expenses	3,632,884	4,019,940
Net Income	3,248,282	6,343,073

Revenues

Zhongchai Holding’s revenues decreased by approximately $7.5 million, or approximately 15.6%, to approximately $ 40.5 million for the nine months ended September 30, 2019, compared to approximately $ 48.0 million for the nine months ended September 30, 2018. The decrease was primarily attributable to the shortage of production capacity due to the moving process into new factory in Meizhou, Zhejiang, China. The new factory was fully completed by the end of April, 2019 and the company started in June to settle into the new factory, which caused production reduction in the third quarter. The company has fully settled into the new factory by the end of Oct. 2019. On a RMB basis, revenues for the nine months ended September 30, 2019 decreased by approximately 11.42%.

Cost of Goods Sold

Zhongchai Holding’s cost of goods sold consists primarily of material costs, freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs, wages, employee compensation, amortization, depreciation and related costs, which are directly attributable to the production of products. Write-down of inventory by using NRV impairment test is also recorded in cost of goods sold. The total cost of goods sold decreased by approximately $4.2 million, or approximately 11.8%, to approximately $31.9 million for the nine months ended September 30, 2019, compared to approximately $36.1 million for the nine months ended September 30, 2018. Cost    of goods sold decreased due to decrease of sale volume.

Gross Profit

Zhongchai Holding’s gross profit decreased by approximately $3.2 million, or 27.1%, to approximately $8.6 million for the nine months ended September 30, 2019, from approximately $11.8 million for the nine months ended September 30, 2018. For the nine months ended September 30, 2019 and 2018, Zhongchai Holding’s gross margin was approximately 21.3% and 24.7%, respectively. The decrease of gross margin was primarily due to the increase in the price of certain raw materials and labor costs.

Operating Expense

Zhongchai Holding’s operating expenses consist of selling expenses, general and administrative expenses and research and development expenses

Selling Expense

Selling expenses mainly include operating expenses such as sales staff payroll, traveling expenses and transportation expenses. Selling expenses just increased by $ 59,426 or 8.3%, to approximately $0.78 million for the nine months ended September 30, 2019, as compared to approximately $0.72 million for the nine months ended September 30, 2018.

General and Administrative Expenses

General and administrative expenses include management and office staff salaries and employee benefits, deprecation for office facility and office furniture and equipment, travel and entertainment, legal and accounting, consulting fees and other office expenses. General and administrative expenses decreased by approximately $0.09 million, or approximately 6.9%, to approximately $1.25 million for the nine months ended September 30, 2019, as compared to approximately $1.34 million for the nine months ended September 30, 2018. The decrease of general and administrative was primarily due to less impairment loss on receivable and inventory occurred in recent period.

Research and Development Expenses

Research and development (“R&D”) expenses consist of R&D personnel compensation, costs of materials used in R&D projects, and depreciation costs for research-related equipment. R&D expenses decreased by approximately $0.35 million, or 18.1%, to approximately $1.6 million for the nine months ended September 30, 2019, as compared to approximately $1.95 million for the nine months ended September 30, 2018. The decrease of R&D expenses was primarily due to the company starting to settle into the new facility in June, caused the decreasing activities on R&D.

Income from Operations

As a result of the foregoing, income from operations for the nine months ended September 30, 2019 was approximately $5 million, a decrease of approximately $2.8 million, from the income from operations of approximately 7.8 million for the nine months ended September 30, 2018.

Interest Income and Interest Expenses

Zhongchai Holding’s interest income was approximately $ 20,640 for the nine months ended September 30, 2019, an increase of approximately $2,480, or 13.7%, as compared to approximately $18,160 for the nine months ended September 30, 2018. The increase in interest income was primarily due to increase in interest   income from bank deposits.

Zhongchai Holding’s interest expenses was approximately $(1.29) million for the nine months ended September 30, 2019, an increase of approximately $0.22 million, or 20.4%, as compared to approximately $(1.07) million for the nine months ended September 30, 2018. The increase was primarily due to new interest expenses from a “sale and leaseback” arrangement started in early 2019.

Other Income

Zhongchai Holding’s other income was approximately $0.15 million for the nine months ended September 30, 2019, a decrease of approximately $0.63 million, or 80.6%, as compared to approximately $0.78 million for the nine months ended September 30, 2018. The decrease was primarily due to the loss on disposal of a few machineries in recent period.

Income Taxes

Zhongchai Holding’s income tax was approximately $3.87 million for the nine months ended September 30, 2019, compared to approximately $7.54 million for the nine months ended September 30, 2018. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. However, Zhongchai Holding obtained the “high-tech enterprise” tax status in November 2016, which reduced its statutory income tax rate to 15%.

Zhongchai Holding is registered in the Hong Kong Special Administrative Region of the People’s Republic of China and is subject to 16.5% income tax for locally earned income, but is exempt from income tax for income or gains earned outside of Hong Kong. Zhongchai Holding had no sales revenue in Hong Kong for the nine months ended September 30, 2019 and 2018.

Net Income

As a result of the foregoing, net income decreased by approximately $3.1 million, to approximately $3.2 million for the nine months ended September 30, 2019, from an income of approximately $6.3 million for the nine months ended September 30, 2018.

Liquidity and Capital Resources

Zhongchai Holding has funded working capital and other capital requirements primarily by equity contributions, cash flow from operations, short-term bank loans and bank acceptance notes, and long-term bank loans. Cash is required primarily to purchase raw materials, repay debts and pay salaries, office expenses, income taxes and other operating expenses.

Zhongchai Holding management believes that Zhongchai Holding has sufficient cash, together with expected profits and anticipated capital from existing funding sources, to operate for the next 12 months. Zhongchai Holding has generated, and is expected to continue to generate, positive cash flow from operations.

Zhongchai Holding may need additional cash resources in the future if it experiences failure in collection of receivables, changed business conditions or other developments, and may also need additional cash resources in the future if it wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed Zhongchai Holding’s cash and cash equivalents on hand, Zhongchai Holding may seek to issue debt or equity securities.

Zhongchai Holding has expended considerable resources to build a new factory, resulting in lower levels of available cash during such periods. However, Zhongchai Holding management anticipates that cash flow will improve in the remaining months of 2019, given that the new factory construction has been completed. Furthermore, management   expects to pledge the new title deeds to banks in order to obtain additional loans and to refinance expiring loans next year, as well as to fund other working capital needs to the extent additional funds are available upon terms acceptable to Zhongchai Holding.

See “NOTE 16: Related Person Transactions” above for a description of amounts payable to, and receivable from, related parties. There is no guarantee that the amounts payable by Zhongchai Equity Holder will be repaid in whole or in part in the near future, if at all. Any such failure could have a material negative impact on Zhongchai Holding’s balance sheet.

Cash and Cash Equivalents

Cash equivalents refers to all highly liquid investments purchased with original maturity of three months or less. As of September 30, 2019, Zhongchai Holding had approximately $3.86 million of cash and cash equivalents, an increase of approximately $0.48 million, or 14.2%, as compared to approximately $3.38 million as of September 30, 2018. The increase of cash was mainly due to the increase in positive cash flows from operating and investing activities.

Restricted Cash

Restricted cash represents amounts held by a bank as security for bank acceptance notes and therefore is not available for use until the bank acceptance notes have been fulfilled or expired, normally within a twelve-month period. As of September 30, 2019, Zhongchai Holding had approximately $2.13 million of restricted cash, a decrease of approximately $1.27 million, or 37.4%, as compared to approximately $3.40 million as of September 30, 2018. The decrease of restricted cash was due to maturity and settlement of bank acceptance notes that were subsequently released from escrow.

Accounts Receivable

As of September 30, 2019, Zhongchai Holding had approximately $11.79 million of accounts receivables, an increase of approximately $1.62 million or 15.9%, as compared to approximately $10.17 million as of September 30, 218. The increase in accounts receivable was due to the lower turnover on receivable.

Zhongchai Holding recorded approximately $0.9 million of provision for doubtful accounts as of September 30, 2019. Zhongchai Holding conducted an aging analysis of each customer’s delinquent payments to determine whether allowance for doubtful accounts is adequate. In establishing the allowance for doubtful accounts, Zhongchai Holding considers historical experience, the economic environment, and the expected collectability of past due receivables. An estimate of doubtful accounts is recorded when collection of the full amount is no longer probable. Known bad debts are written off against the allowance for doubtful accounts when identified. After Zhongchai Holding evaluated all the above considerations, Zhongchai Holding established a policy to provide a provision of 5% for accounts receivable aged within one year, provision of 20% for accounts receivable aged between one and two years, a provision of 50% for accounts receivable aged between two and three years, and a provision of 100% for accounts receivable aged over three years. Zhongchai Holding will continuously assess its potential losses based on the credit history and relationships with its customers on a regular basis to determine if its bad debt allowance on its accounts receivable is adequate. Zhongchai Holding believes that its collection policies are in line with the transmissions industry in China generally.

Notes Receivable

As of September 30, 2019, Zhongchai Holding had approximately $14.46 million of notes receivables. The decrease was approximately $1.88 million, or 11.5%, as compared to approximately $16.34 million as of September 30, 2018.

Cash Flow

	For the Nine Months Ended September 30
	2019	2018
	(Unaudited)
Net cash provided by operating activities	$4,544,055	$3,439,906
Net cash provided by/(used in) investing activities	$1,668,179	$(2,323,003)
Net cash (used in)/provided by financing activities	$(6,672,966)	$(1,625,385)
Net increase (decrease) in cash and cash equivalents and restricted cash	$(792,756)	$(743,056)
Effect of exchange rate changes on cash and cash equivalents	$(332,024)	$(234,574)
Cash and cash equivalents and restricted cash at beginning of year	$6,782,608	$5,194,071
Cash and cash equivalents and restricted cash at end of year	$5,989,852	$4,451,015

Operating Activities

Zhongchai Holding’s net cash provided by operating activities was approximately $4.54 million and $3.44 million for the nine months ended September 30, 2019 and 2018, respectively.

In the nine months ended September 30, 2019, the main sources of cash inflow from operating activities were net income, change in inventories and other receivables, of approximately $3.25 million,$2.42 million and $3.95 million, respectively. The main causes of cash outflow were change in account receivable and note payable, of approximately $(2.18) million and $(3.85) million, respectively.

In the nine months ended September 30, 2018, the main sources of cash inflow from operating activities were net income, change in note receivable and account payable, of approximately $ 6.34 million, $3.49 million and $3.85 million, respectively. The main causes of cash outflow were change in account receivable and inventories, of approximately $(6.12) million and $(4.63) million, respectively.

Investing Activities

Net cash provided in investing activities was approximately $1.67 million for the nine months ended September 30, 2019. Cash provided in investing activities for the nine months ended September 30, 2019 was mainly due to the short-term investment in cash management products provided of approximately $2.19 million offset by approximately $ (0.41) million cash used for increase in construction-in-progress for the new factory.

Net cash provided in investing activities was approximately $(2.32) million for the nine months ended September 30, 2018. Cash provided in investing activities for the nine months ended September 30, 2018 was mainly due to the short-term investment in cash management products provided of approximately $2.57 million offset by approximately $(3.52) million cash used for increase in construction-in-progress for the new factory.

Financing Activities

Net cash used in financing activities was approximately $(6.67) million for the nine months ended September 30, 2019, mainly attributable to approximately $21.73 million proceeds from short-term bank loans, offset by repayments of short-term bank loans for approximately $(22.18) million, repayments of long-term bank loans for approximately $(4.74) million, approximately $(2.92) million repayment of loans from third parties, as well as approximately $(1.97) million repayment of loans from related parties.

Net cash used in financing activities was approximately $(1.63) million for the nine months ended September 30,2018 mainly attributable to repayment of short-term and long-term bank loans of approximately $(8.87) million and $(0.38) million, repayment of loans from third parties of approximately $(3.06) million, respectively, mitigated by additional proceeds from short-term bank loans of approximately $11.93 million

Credit Risk

Credit risk is one of the most significant risks for Zhongchai Holding’s business. Accounts receivable are typically unsecured and derived from revenues earned from customers, thereby exposing Zhongchai Holding to credit risk. Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. Zhongchai Holding identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management. In measuring the credit risk of sales to customers, Zhongchai Holding mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development.

Liquidity Risk

Zhongchai Holding is also exposed to liquidity risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and/or business needs. Liquidity risk is managed by the application of financial position analysis to test if Zhongchai Holding is in danger of liquidity issues and also by application of monitoring procedures to constantly observing its conditions and movements. When necessary, Zhongchai Holding resorts to other financial institutions to obtain additional short-term funding to meet the liquidity shortage.

Inflation Risk

Zhongchai Holding is also exposed to inflation risk. Inflationary factors, such as increases in raw material and overhead costs, could impair Zhongchai Holding’s operating results. Although Zhongchai Holding does not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on its ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenues if the selling prices of its products do not increase with such increased costs.

Off Balance Sheet Arrangements

None.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a), Zhongchai Holding’s audited financial statements for the year ended December 31, 2018 and 2017, and unaudited financial statements for the six months ended June 30, 2019 are attached to the Report as Exhibit 99.1 hereto. Zhongchai Holding’s unaudited financial statements as of September 30, 2019 are filed herein as Exhibit 99.3.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements for the nine months ended August 31, 2019 and year ended November 30, 2018 are attached to the Report as Exhibit 99.2 hereto. Unaudited pro forma condensed combined financial statements as of September 30, 2019 are attached to this Current Report as Exhibit 99.4.

(d) Exhibits

Exhibit	Description

2.1	Share Exchange Agreement dated as of July 12, 2019 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 8-K filed by the registrant on July 12, 2019) (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

3.1	Amended and Restated Memorandum and Articles of Association, effective on October 24, 2019 (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

10.1	Employment Agreement, dated October 24, 2019 by and between the Company and Raymond Z. Wang (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

10.2	Employment Agreement, dated October 24, 2019 by and between the Company and Lei Chen (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

10.3	Employment Agreement, dated October 24, 2019 by and between the Company and Jing Jin (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

14.1	Form of Code of Business Conduct and Ethics (Incorporated by reference to Exhibit 14.1 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

17.1	Resignation of Jiang Pu (Incorporated by reference to Exhibit 17.1 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

17.2	Resignation of Yu Chen (Incorporated by reference to Exhibit 17.2 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

17.3	Resignation of Shan Cui (Incorporated by reference to Exhibit 17.3 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

17.4	Resignation of Yanming Liu (Incorporated by reference to Exhibit 17.4 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

17.5	Resignation of River Chi (Incorporated by reference to Exhibit 17.5 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

21.1	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21.1 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

99.1	Financial Statements of Zhongchai Holding (Hong Kong) Limited (Incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

99.2	Pro Forma Financial Statements for the nine months ended August 31, 2019 and year ended November 30, 2018 (Incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed on October 30, 2019)

99.3	Zhongchai Holding’s Financial Report including unaudited financial statements of Zhongchai Holding (Hong Kong) Limited as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 *

99.4	Pro Forma Financial Statements for the nine months ended September 30, 2019*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenland Technologies Holding Corporation

November 14, 2019	By:	/s/ Raymond Z. Wang
Raymond Z. Wang
Chief Executive Officer and President